UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2023

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Wells Avenue
Newton, Massachusetts	02459
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Long-Term Incentive Program

On February 13, 2023, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Bright Horizons Family Solutions Inc. (the “Company”) undertook a review of the Company’s long-term incentive equity program, with input from an independent compensation consultant (the “Compensation Consultant”), and approved a new Long-Term Incentive Program (the “LTIP”) under the Company’s shareholder approved 2012 Omnibus Long-Term Incentive Plan, as amended and restated, to add performance-based equity awards to the forms of awards granted to the Company’s named executive officers. Under the LTIP, the Company will grant annual long-term incentive awards based on the Company’s common stock, including stock options (“Options”), restricted stock units subject to service-based vesting conditions (“RSUs”), and restricted stock units subject to performance-based vesting conditions (“PRSUs”) to key employees, including the named executive officers. The dollar value of each named executive officer’s annual LTIP award is determined by the Compensation Committee. For 2023, each named executive officer’s LTIP award will be comprised of 25% Options, 25% PRSUs and 50% RSUs by value.

Under the LTIP, Options vest in three approximately equal tranches on each of the first, second and third anniversaries of the date of grant, subject to the named executive officer’s continuous service through the applicable vesting date. RSUs vest in full on the third anniversary of the date of grant, subject to the named executive officer’s continuous service through the vesting date. PRSUs will be eligible to vest up to 200% of the target on the third anniversary of the date of grant, subject to achievement of certain performance criteria tied to the Company’s average annual adjusted EBITDA growth during the three-year performance period as determined by the Compensation Committee, and subject to the named executive officer’s continuous service through the vesting date; provided that the PRSUs may vest on a pro-rata basis in the event the named executive officer’s employment is terminated prior to the third anniversary of the date of grant on account of death, disability or a termination without cause or for good reason. The new Option, RSU and PRSU awards to be granted to named executive officers pursuant to the LTIP will have vesting acceleration terms generally consistent with their currently outstanding equity awards.

The foregoing description of the LTIP does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Stock Option award agreement, RSU award agreement and PRSU award agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

CEO Compensation Changes

On February 13, 2023, the Compensation Committee, with input from the Compensation Consultant, reviewed overall compensation for the Chief Executive Officer and approved the following compensation changes for fiscal year 2023 for Stephen H. Kramer, the Company’s Chief Executive Officer and President, to better align compensation with market trends: (i) an increase in annual base salary to $650,000 (from $509,232); and (ii) an increase in the value of his target total long-term equity incentive award to $3,500,000 (from $2,176,967). There were no changes to his target annual bonus percentage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Date:	February 17, 2023	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer